Exhibit 8
AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT
     This AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT (this “Amendment”), is dated as August [•], 2007, among VIATEL HOLDING (BERMUDA) LIMITED (the “Company”) and the holders (the “2004 Noteholders”) of the Company’s 8% Convertible Senior Secured Notes Due 2014 and is made with reference to that certain Subordination Agreement (as amended, the “Subordination Agreement”) dated as of March 14, 2006, among the Company and the 2004 Noteholders, Amendment No. 1 thereto, dated as of December 21, 2006, and Amendment No. 2 thereto, dated as of April 3, 2007. Terms used but not defined herein shall have the meaning assigned thereto in the Subordination Agreement.
          WHEREAS, the Company and the 2005 Noteholders have agreed that the parties set forth on Schedule I hereto will purchase August 2007 Notes in an aggregate principal amount equal to $13,011,120.00;
          WHEREAS, in order to induce the Senior Secured Noteholders to enter into Amendment No. 6 and all other documents related thereto and to purchase the August 2007 Notes, the parties wish to provide for the subordination of the obligations and liabilities that the Company and the Guarantors have granted in favor of the Junior Secured Noteholders to the obligations and liabilities that the Company and the Guarantors have granted in favor of the Senior Secured Noteholders;
     WHEREAS, the parties have agreed, subject to and upon the terms and conditions set forth herein, to amend the Subordination Agreement as set forth herein in order to account for the issuance of the August 2007 Notes;
               WHEREAS, each of the 2004 Noteholders has determined that this Amendment is in its best interests and has approved this Amendment;
               NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.
     A. Amendment to the Recitals
     1. Each paragraph of the recitals to the Subordination Agreement beginning with the third paragraph of such recitals is hereby amended by deleting such paragraph in its entirety and substituting in place of all such paragraphs the following:
          WHEREAS, the Company has executed in favor of Morgan Stanley & Co. Incorporated, Värde Partners, Inc., and Stonehill Institutional Partners, L.P. (together, the “2005 Noteholders”) those certain Senior Secured Increasing Rate Notes Due 2007 in the aggregate principal amount of $16,000,000 issued on June 23, 2005 (as amended, amended and restated, replaced or otherwise modified from time to time, the “2005 Notes”);

          WHEREAS, the Company has executed in favor of Morgan Stanley & Co. Incorporated, Värde Partners, Inc., and Stonehill Institutional Partners, L.P. (together, the “2006 Noteholders”) those certain Tranche A Senior Secured Increasing Rate Notes Due 2007 in the aggregate principal amount of $8,802,600 issued on March 14, 2006 (as amended, amended and restated, replaced or otherwise modified from time to time, the “March 2006 Notes”);
          WHEREAS, the Company has executed in favor of Morgan Stanley & Co. Incorporated, Värde Partners, Inc., and Stonehill Institutional Partners, L.P. (together, the “December 2006 Noteholders”) those certain Tranche B Senior Secured Increasing Rate Notes Due 2007 in the aggregate principal amount of $13,011,120.00 issued on December 21, 2006 (as amended, amended and restated, replaced or otherwise modified from time to time, the “December 2006 Notes”);
          WHEREAS, the Company has executed in favor of Morgan Stanley & Co. Incorporated, Värde Partners, Inc., and Stonehill Institutional Partners, L.P. (together, the “April 2007 Noteholders”) those certain Tranche C Senior Secured Increasing Rate Notes Due 2007 in the aggregate principal amount of $13,011,120.00 issued on April 3, 2007 (as amended, amended and restated, replaced or otherwise modified from time to time, the “April 2007 Notes”);
          WHEREAS, each 2004 Noteholder has been asked to purchase a pro rata portion of the 2005 Notes from the 2005 Noteholders, to purchase a pro rata portion of the 2006 Notes from the 2006 Noteholders, to purchase a pro rata portion of the December 2006 Notes from the December 2006 Noteholders, to purchase a pro rata portion of the April 2007 Notes from the April 2007 Noteholders and to participate in an additional issuance of certain increasing rate notes of the Company in an aggregate principal amount of $13,011,120.00 (as amended, amended and restated, replaced or otherwise modified from time to time, the “August 2007 Notes”, and together with the March 2006 Notes, the December 2006 Notes and the April 2007 Notes the “2006-2007 Notes”). Those 2004 Noteholders listed on Schedule I hereto have elected to purchase the principal amount of 2006-2007 Notes listed next to such 2004 Noteholder’s name on Schedule I and either hold or will purchase the principal amount of 2005 Notes listed next to such 2004 Noteholder’s name on Schedule I. The 2004 Noteholders listed on Schedule I hereto will be referred to as the “Senior Secured Noteholders” for purposes of this Agreement and the 2004 Notes that they hold will be referred to as the “Senior Notes”;
          WHEREAS, each 2004 Noteholder that is not a Senior Secured Noteholder and that is listed on Schedule II hereto will be referred to as a “Junior Secured Noteholder” for purposes of this Agreement and hereby agrees to have its 2004 Note(s) subordinated to the Senior Notes in accordance with the terms and conditions of this Agreement. The 2004 Notes held by the Junior Secured Noteholders will be referred to as the “Junior Notes”;
          WHEREAS, in order to induce the Senior Secured Noteholders to enter into the Basic Documents and to purchase the 2006-2007 Notes, the parties wish to provide for the subordination of the obligations and liabilities that the Company and the Guarantors have granted in favor of the Junior Secured Noteholders to the obligations and liabilities that the Company and the Guarantors have granted in favor of the Senior Secured Noteholders;
B. Amendment to Section 1
     1. Section 1 of the Subordination Agreement is hereby amended by inserting the following new definition in alphabetical order:
“Amendment No. 6” means Amendment No. 6, Waiver and Consent to the Investment and Note Purchase Agreement, dated June 23, 2005, by and among the Company and the 2005 Noteholders.
     2. Section 1 of the Subordination Agreement is hereby amended by deleting in its entirety the definition of “Basic Documents” and substituting therefor the following:
“Basic Documents” means the 2006-2007 Notes, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and all other documents relating thereto.
C. Amendment to Schedules
     1. Schedule I to the Subordination Agreement is hereby amended by deleting Schedule I in its entirety and substituting therefor Schedule I hereto.
     2. Schedule II to the Subordination Agreement is hereby amended by deleting Schedule II in its entirety and substituting therefor Schedule II hereto.
D. Conditions to Effectiveness
     This Amendment shall take effect on the date (the “Amendment Effective Date”) when all of the following shall have occurred: (a) each of the Company and the Noteholders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of e-mail or telecopier) the same to each other; and (b) the Company shall have paid in full all outstanding statements for fees and expenses of the Noteholders (including, without limitation, the fees and disbursements of Wachtell, Lipton, Rosen & Katz), incurred in connection with this Amendment, the Waiver, and all other documents delivered in connection herewith and therewith.

E. Miscellaneous Provisions
     1. Except as expressly waived hereby, all of the terms, covenants and other provisions of the Subordination Agreement shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment to, waiver of, consent to, or modification of any other term or provision of the Subordination Agreement or any other document referred to therein or herein or of any transaction or further or future action on the part of the Company or any Guarantor that would require the consent of the 2004 Noteholders (or any subset thereof) under the Subordination Agreement or any other document referred to therein or herein.
     2. The Company hereby agrees that it will take any action that from time to time may be reasonably necessary to effectuate the agreements contemplated herein.
     3. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.
     4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     5. This Amendment shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. Each party hereto hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a “New York Court”) or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a “U.K. Court”), for the purpose of any suit, action or other proceeding arising out of or relating to this Amendment or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and each such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. Each such party hereby agrees not to commence any action, suit or proceeding relating to this Amendment other than in a New York Court except to the extent mandated by applicable law. Each such party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY

COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT AND CONSENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     7. If any one or more of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and each 2004 Noteholder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Senior Secured Noteholders, the Junior Secured Noteholders and the Company have caused this Agreement to be duly executed all as of the date first above written.

JUNIOR SECURED NOTEHOLDERS:	AHAB PARTNERS, L.P.

By:

Name:
Title:

ORE HILL HUB FUND LTD.

	By:	Ore Hill Partners LLC, its Investment Advisor

By:

Name:
Title:

WAYLAND DISTRESSED OPPORTUNITIES FUND I-B, LLC

	By:			,	its

By:

Name:
Title:

WAYLAND DISTRESSED OPPORTUNITIES FUND I-C, LLC

	By:			,	its

By:
,
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT]

LUCY WOODS

Name:	Lucy Woods

JOHN COLTON

Name:	John Colton

FRANCIS WILLIAMS

Name:	Francis Williams

EB TRUSTEES LIMITED, as Trustees of the VTL Employee Benefit Trust
By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT]

SENIOR SECURED NOTEHOLDERS:

MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

VÄRDE PARTNERS, INC.
By:
Name:
Title:

STONEHILL INSTITUTIONAL PARTNERS, L.P.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT]

ACKNOWLEDGED AND AGREED:
VIATEL HOLDING (BERMUDA) LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT]

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO SUBORDINATION AGREEMENT]

Schedule I

		Original	Original	Original	Original
	Original	Principal	Principal	Principal	Principal
	Principal	Amount	Amount	Amount of	Amount of
	Amount	of March 2006	of December	April 2007	August 2007
	of 2005 Notes	Notes (not	2006 Notes (not	Notes (not	Notes (not
Name of	(not including	including PIK	including PIK	including PIK	including PIK
2004 Noteholder	PIK interest)	interest)	interest)	interest)	interest)
Morgan Stanley & Co. Incorporated	$12,631,579	$6,949,421	$10,271,936.84	$10,271,936.84	$10,271,936.84

Värde Partners, Inc.	$3,062,201	$1,684,708	$2,490,166.51	$2,490,166.51	$2,490,166.51

Stonehill Institutional Partners, L.P.	$306,220	$168,471	$249,016.65	$249,016.65	$249,016.65

I-1

Schedule II

Original Principal Amount
Name of	of 2004 Notes (not including PIK
Junior Secured Noteholder	interest)
Ahab Partners, L.P.	$2,650,000

Ore Hill Hub Fund Ltd.	$1,000,000

Lucy Woods	$250,000

Wayland Distressed Opportunities Fund I-B, LLC	$500,000

Wayland Distressed Opportunities Fund I-C, LLC	$500,000

John Colton	$250,000

Francis Williams	$100,000

EB Trustees Limited as Trustees of the VTL Employee Benefit Trust	$270,000

II-1